                                                                  SCHEDULE 14A
                                  INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[x]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             PurchasePro.com, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
     5)  Total fee paid:

     ---------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     ---------------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------
     3)  Filing Party:

     ---------------------------------------------------------------------------
     4)  Date Filed:

     ---------------------------------------------------------------------------

                      [PURCHASEPRO.COM LOGO APPEARS HERE]

                             PurchasePro.com, Inc.
                           3291 North Buffalo Drive
                              Las Vegas, NV 89129
                                (702) 316-7000

                                         2000

Dear Shareholder:

   You are cordially invited to attend the special meeting of shareholders of
PurchasePro.com which will be held on               ,                 , 2000,
at [9:00 a.m.] (Pacific Time), at our offices, 3291 North Buffalo Drive, Las Vegas, NV 89129.

   The formal notice of the special meeting and the proxy statement have been made a part of this invitation.

   After reading the proxy statement, please mark, date, sign and return, at an early date, the enclosed proxy in the prepaid envelope addressed to
                              , our agent, to ensure that your shares will be
represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE SPECIAL MEETING IN PERSON.

   The Board of Directors and Management look forward to seeing you at the meeting.

                                        Sincerely yours,

                                        Charles E. Johnson, Jr.
                                        Chief Executive Officer

                             PurchasePro.com, Inc.

                               ----------------

                   Notice of special meeting of shareholders
                       to be held                 , 2000

                               ----------------

To the Shareholders of PurchasePro.com, Inc.:

   The special meeting of shareholders of PurchasePro.com, Inc., a Nevada corporation (the "Company"), will be held at our offices, 3291 North Buffalo
Drive, Las Vegas, NV 89129, on                ,                 , 2000, at
[9:00 a.m.] (Pacific Time), for the following purposes:

  1. To approve a proposal to authorize the Board of Directors to amend our Amended and Restated Articles of Incorporation to increase the number of shares of Common Stock authorized for issuance by 150,000,000 shares;

  2. To approve a proposal to amend our 1999 Stock Plan to increase the number of shares issuable under the Plan by 1,500,000 shares; and

  3. To transact such other business as may properly come before the special meeting and any adjournment of the special meeting.

   Shareholders of record as of the close of business on March 22, 2000, are entitled to notice of and to vote at the special meeting and any adjournment of the meeting. A complete list of shareholders entitled to vote will be available at the Secretary's office, 3291 North Buffalo Drive, Las Vegas, NV 89129, for ten days before the meeting.

   It Is Important That Your Shares Are Represented At This Meeting. Even If You Plan To Attend The Meeting, We Hope That You Will Promptly Mark, Sign, Date And Return The Enclosed Proxy. This Will Not Limit Your Rights To Attend Or Vote At The Meeting.

                                          By Order of the Board of Directors.

                                          Christopher P. Carton
                                          President, Chief Operating Officer

          , 2000

                             PurchasePro.com, Inc.

                               ----------------

                                PROXY STATEMENT

                               ----------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

   This proxy statement is furnished in connection with the solicitation by our Board of Directors of proxies to be used at a special meeting of shareholders to be held at our offices, 3291 North Buffalo Drive, Las Vegas, NV 89129, on
        ,       , 2000, and any adjournment thereof. The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the special meeting. A proxy may be revoked at any time before it is exercised by filing with our Secretary a written revocation or a duly executed proxy bearing a later date or by voting in person at the special meeting. On the matters coming before the special meeting for which a choice has been specified by a shareholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the approval of Proposal 1 and Proposal 2 described in the notice of special meeting and in this proxy statement.

   Stockholders of record at the close of business on March 22, 2000, are entitled to notice of and to vote at the special meeting. As of the close of business on that date, we had approximately 31,300,000 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of the record date.

   Any disabled stockholder or stockholder's representative may request reasonable assistance or accommodation from us in connection with the special meeting by contacting us at PurchasePro.com, Inc., Investor Relations, 3291 North Buffalo Drive, Las Vegas, NV 89129 (702) 316-7000. To provide us sufficient time to arrange for reasonable assistance or accommodation, please
submit all requests by             , 2000.

   Proposal 1 requires the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of our outstanding shares. Proposal 2 requires the affirmative vote of a majority of our shares present and represented. Abstentions will be treated as shares present or represented and entitled to vote and will have the same effect as negative votes. If shares are not voted by the broker who is the record holder of such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares will not be deemed to be present or represented for purposes of determining whether stockholder approval has been obtained and will have the same effect as negative votes in deciding whether Proposal 1 is approved and will be disregarded in deciding whether Proposal 2 is approved.

   The expense of printing and mailing proxy materials will be borne by us. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other employees by personal interview, telephone or facsimile. No additional compensation will be paid to these persons for such solicitation. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the our
common stock. We have retained                      to assist in the
solicitation of proxies at a cost of approximately $      .

   This Proxy Statement and the accompanying form of proxy are being mailed to
our shareholders on or about             , 2000.


                                   IMPORTANT

 Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that, whether you intend to be present at the Special Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Special Meeting.

          STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

   The following table sets forth information as of February 16, 2000 as to shares of Common Stock beneficially owned by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock of the Company, (ii) each of the Company's directors and nominees for director, (iii) the Company's directors and executive officers as a group. In computing the number of shares owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of this Proxy Statement are deemed outstanding, including the following shares held by the following individuals: Mr. Johnson--487,500 shares; Mr. Carton-- 300,000 shares; Mr. St. Peter -112,500 shares; Mr. Moskal--75,000; Mr. Miller-- 37,500 shares; Mr. Layne--112,500 shares; Mr. Chiles--52,500 shares; Mr. Fuente--150,000 shares; Mr. Lanni--15,000 shares; and Mr. O'Brien--15,000 shares. Options and warrants to purchase 2,244,250 shares are deemed held by all directors and officers as a group. These shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise indicated and subject to applicable community property laws, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished, or filed with the Securities and Exchange Commission, by the respective individuals or entities, as the case may be.

                                                         Beneficial Ownership
                                                         ---------------------
   Name and Address of Beneficial Owner                    Number   Percentage
   ------------------------------------                  ---------- ----------
   Executive Officers and Directors
   Charles E. Johnson, Jr.(1) ..........................  7,078,750    22.9%
   Christopher P. Carton................................  1,371,000     4.4%
   Richard St. Peter(2).................................    112,500       *
   Richard T. Moskal....................................     75,000       *
   Scott H. Miller......................................     37,500       *
   Robert G. Layne......................................    300,000       *
   Bradley D. Redmon(3).................................    514,676     1.7%
   John G. Chiles(4)....................................    379,235     1.2%
   David I. Fuente(5)...................................  1,372,223     4.4%
   J. Terrence Lanni....................................     15,000       *
   Michael D. O'Brien(6)................................     15,000       *
   All directors and executive officers as a group (14)
    persons............................................. 11,499,417    37.2%
   Lexington Investor Group(3) .........................  2,072,724     6.7%
    c/o Steven Singleton
    800 Corporate Drive
    Lexington, KY 40503

--------
 *  Less than 1%.

(1) Excludes 75,000 shares of common stock that Mr. Johnson acquired from Mr. St. Peter on February 23, 2000 for $84.625 per share and 12,000 shares of common stock that Mr. Johnson acquired from another executive officer on February 23, 2000 for $84.625 per share.

(2) Includes 75,000 shares of common stock which were sold to Mr. Johnson on February 23, 2000 for $84.625 per share.

(3) Each person in the Lexington Investor Group disclaims beneficial ownership of the other individuals' shares. The Lexington Investor Group includes the following persons: Pat Madden, Harry Cohen, Steve Singleton, Cornelia Lockstadt, John Burrus, Robert Langely, Wally Langely, Frank Cassell, Ron Gaudiano, Charles Lisle, Tom Padgett, Sara Levy and Brad Redmon, a member of our board of directors.

(4) Includes 13,451 shares held by Jefferies & Company, Inc., 115,711 shares of common stock held by the John G. and Cynthia M. Chiles Revocable Trust and 38,574 shares held by Mr. Chiles' minor children, and options to purchase 52,500 shares of common stock. Does not include 310,150 shares of common stock and options to purchase 3,750 shares of common stock held by persons associated with Jefferies & Company, Inc. Mr. Chiles is a Managing Director of Jefferies & Company, Inc. Mr. Chiles disclaims beneficial ownership of these shares.

(5) Includes options to purchase 150,000 shares of common stock issued to Mr. Fuente, warrants to purchase 472,223 shares of common stock and 750,000 shares of common stock owned by Office Depot, Inc., of which Mr. Fuente is the Chairman and Chief Executive Officer. Office Depot, Inc. disclaims beneficial ownership of the options to purchase shares of common stock held by Mr. Fuente. Office Depot, Inc. has a strategic e-business relationship and marketing agreement with us. Mr. Fuente disclaims beneficial ownership of the shares of common stock and warrants to purchase shares of common stock held by Office Depot, Inc.

(6) Does not include 757,901 shares of common stock held by Cincinnati Bell, Inc., the parent of ZoomTown.com. Mr. O'Brien disclaims beneficial ownership of shares held by Cincinnati Bell, Inc.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

   The following table summarizes all compensation earned by or paid to PurchasePro.com's Chief Executive Officer and to each of PurchasePro.com's three most highly compensated executive officers other than the Chief Executive Officer whose total annual salary and bonus exceeded $100,000, for services rendered in all capacities to PurchasePro.com during the fiscal year ended December 31, 1999.

                Summary Compensation Table for Last Fiscal Year

                                                                    Long-Term
                                                       Annual      Compensation
                                                  Compensation(1)     Awards
                                                  ---------------- ------------
                                                                    Securities
                                                                    Underlying
Name and Principal Position                        Salary   Bonus  Options (#)
---------------------------                       -------- ------- ------------
Charles E. Johnson, Jr.(2)....................... $240,000 $   --    487,500
 Chairman and Chief Executive Officer

Christopher P. Carton(3)......................... $179,000 $   --    300,000
 President, Chief Operating Officer and Secretary

Richard T. Moskal(4)............................. $156,410 $25,000   112,500
 Vice President--Hospitality Purchasing Systems

Scott H. Miller.................................. $118,125 $25,000    67,500
 Vice President--Finance, Chief Accounting
 Officer

Robert G. Layne(5)............................... $114,875 $   --    150,000
 Senior Vice President--Strategic Development and
 e-Commerce

--------
(1) Other than the salary described herein, PurchasePro.com did not pay any executive officer named in the Summary Compensation Table any fringe benefits, perquisites or other compensation in excess of 10% of such executive officer's salary and bonus during fiscal 1999.

(2) In July 1999, we entered into a new employment agreement with Mr. Johnson that provides for an annual salary of $240,000 as of May 1999. In May 1999, Mr. Johnson was granted options to acquire 487,500 shares of common stock at $2.33 per share. The Compensation Committee accelerated the vesting of these options to vest in full upon completion of the initial public offering.

(3) In July 1999, we entered into a new employment agreement with Mr. Carton that provides for an annual salary of $200,000 as of May 1999. In May 1999, Mr. Carton was granted options to acquire 300,000 shares of common stock at $2.33 per share. The Compensation Committee accelerated the vesting of these options to vest in full upon completion of the initial public offering.

(4) Mr. Moskal joined PurchasePro.com's subsidiary, Hospitality Purchasing Systems, in January 1999, and entered into an employment agreement that provides for an annual salary of $160,000. In August 1999 Mr. Moskal was granted options to purchase 112,500 shares of common stock at $7.20 per share.

(5) In July 1999, we entered into an employment agreement with Mr. Layne that provides for an annual salary of $120,000 and options to purchase 112,500 shares of common stock as of May 1999. Mr. Layne's salary was increased to $175,000 per year in September 1999. In October 1999, Mr. Layne was granted options to purchase 75,000 shares of common stock at $21.48 per share. In January 1998, Mr. Johnson granted to Mr. Layne options to purchase 187,500 shares of Mr. Johnson's common stock at $0.33 per share. Mr. Layne exercised his option to acquire 187,500 shares from Mr. Johnson in June 1999

Director Compensation

   We reimburse each member of our board of directors for out-of-pocket expenses incurred in connection with attending board meetings. Each non-employee member of our board currently receives $10,000 cash compensation per year for their service as a member of the board of directors. Under our 1999 Stock Plan, non-employee directors also receive options to purchase 15,000 shares of common stock annually and are eligible to receive additional stock option grants at the discretion of the Compensation Committee. See "--Stock Option Plans."

                       Option Grants in Last Fiscal Year

   The following table sets forth information regarding options granted to our executive officers listed in the Summary Compensation Table during the fiscal year ended December 31, 1999.

                                                                              Potential Realizable Value
                            Number of  Percentage of                          at Assumed Annual Rates of
                            Securities Total Options                           Stock Price Appreciation
                            Underlying   Granted to   Exercise or                 for Option Term(3)
                             Options    Employees in   Base Price  Expiration ---------------------------
Name                         Granted   Fiscal Year(1) ($/Share)(2)    Date         5%            10%
----                        ---------- -------------- ------------ ---------- ------------- -------------
Charles E. Johnson, Jr. ..   487,500        11.3%        $ 2.33    May 2009   $   1,852,868 $   2,950,382
 Chairman and Chief
 Executive Officer

Christopher P. Carton.....   300,000         7.0%          2.33     May 2009      1,140,226     1,815,620
 President, Chief
 Operating Officer and
 Secretary

Richard T. Moskal.........   112,500         2.6%          7.20    Aug. 2009      1,466,005     2,334,368
 Vice President--
 Hospitality Purchasing
 Systems

Scott H. Miller...........    67,500         1.6%          8.72    Oct. 2009        958,767     1,526,677
 Vice President--Finance,
 Chief Accounting Officer

Robert G. Layne...........   150,000         3.5%         11.91    Oct. 2009      2,910,000     4,633,721
 Senior Vice President--
 Strategic Development and
 e-Commerce

--------
(1) Based on options to purchase an aggregate of 4,316,495 shares of common stock granted during fiscal 1999. Under the terms of PurchasePro.com's 1998 Stock Option and Incentive Plan and 1999 Stock Plan, the committee designated by the board of directors to administer each stock option plan retains the discretion, subject to certain limitations within each plan, to modify, extend or renew outstanding options and to reprice outstanding options. Options may be repriced by canceling outstanding options and reissuing new options with an exercise price equal to the fair market value on the date of reissue, which may be lower than the original exercise price of such cancelled options. See "Stock Option Plans."

(2) The exercise price on the date of grant was equal to 100% of the fair market value on the date of grant as determined by the board of directors.

(3) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent
    PurchasePro.com's estimate or projection of the future common stock price. There can be no assurance that any of the values reflected in the table will be achieved.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                    Number of Securities        Value of Unexercised
                                                   Underlying Unexercised       In-the-Money Options
                              Shares             Options at Fiscal Year-End     at Fiscal Year-End(1)
                             Acquired    Value   --------------------------- ---------------------------
Name                        on Exercise Realized Exercisable / Unexercisable Exercisable / Unexercisable
----                        ----------- -------- --------------------------- ---------------------------
Charles E. Johnson, Jr. ..      --       $ --          487,500/                $67,031,250/$--
 Chairman and Chief
 Executive Officer

Christopher P. Carton.....      --         --          300,000/--              $41,250,000/$--
 President, Chief
 Operating Officer and
 Secretary

Richard T. Moskal.........      --         --               --/112,500                 $--/$15,468,750
 Vice President--
 Hospitality Purchasing
 Systems

Scott H. Miller...........      --         --           15,000/ 82,500         $ 2,062,500/$11,343,750
 Vice President--Finance,
 Chief Accounting Officer

Robert G. Layne...........      --         --          187,500/--              $25,781,250/$--
 Senior Vice President--
 Strategic Development and
 e-Commerce

--------
(1) Assumes a per share fair market value equal to $137.50, the last reported sale price of our common stock in the Nasdaq National Market on December 31, 1999.

Employment Agreements and Change in Control Agreements

   We have entered into the following employment agreements with our executive officers listed in the Summary Compensation Table:

Officer                     Term                      Salary  Position
-------                     ----                      ------  --------
Charles E. Johnson, Jr. ..  May 1999-May 2001        $240,000 Chairman and Chief Executive
                                                              Officer

Christopher P. Carton.....  May 1999-May 2001        $200,000 President, Chief Operating
                                                              Officer and Secretary

Richard T. Moskal.........  August 1999- August 2001 $160,000 Senior Vice President--
                                                              Hospitality Purchasing
                                                              Systems

Scott H. Miller...........  None                     $125,000 Vice President--Finance,
                                                              Chief Accounting Officer

Robert G. Layne...........  May 1999-May 2001        $175,000 Senior Vice President--
                                                              Strategic Development and
                                                              e-Commerce

   Mr. Johnson's and Mr. Carton's agreements provide for a discretionary annual bonus as determined by the Compensation Committee of the board of directors. We provide each of Mr. Johnson and Mr. Carton with a company car. We may terminate either for cause at any time. If we terminate them without cause or because of their disability or death, or if they terminate their employment because we breach the agreements, change their title or duties or relocate their employment outside of Las Vegas, we must pay, in the case of Mr. Johnson, three times his annual base salary plus the greater of his last paid bonus or one half of his annual base salary, and, in the case of Mr. Carton, twice his annual base salary plus the greater of his last paid bonus or one half of his annual base salary. We also pay for life insurance for each of them under their agreements. The agreements contain nonsolicitation and noncompetition provisions that are intended to survive the termination of their employment for one year.

   We provide Mr. Moskal with a monthly car allowance. Under his agreement, Mr. Moskal received stock options pursuant to our 1999 Stock Option Plan to purchase in the aggregate 112,500 shares of common stock at an exercise price of $7.20 per share, of which 75,000 shares will vest on February 29, 2000. Options to purchase 18,750 shares vest on August 31, 2000 and the remaining shares vest on August 31, 2001. We may terminate him for cause at any time. The agreement contains noncompetition provisions that are intended to survive the termination of Mr. Moskal's employment for one year.

   Mr. Miller received stock options pursuant to our 1998 Stock Option and Incentive Plan to purchase an aggregate of 30,000 shares of common stock at an exercise price of $1.67 per share. We may terminate him for cause at any time.

   Mr. Layne's agreement provides for a discretionary, annual bonus up to the amount of his base salary. We provide Mr. Layne with a monthly car allowance. We may terminate him for cause at any time. If we terminate him without cause or if Mr. Layne terminates his agreement for good reason, we must pay Mr. Layne his salary for 24 months. If we terminate him because of disability or death, we must pay him or his heirs his salary for 24 months. The agreement contains noncompetition and nonsolicitation provisions that are intended to survive the termination of Mr. Layne's employment for one year.

   In addition, in July 1999, we entered into an employment agreement with Richard C. St. Peter. He serves as our Executive Vice President, Chief Financial Officer and Treasurer and receives an annual salary of $190,000. Under his agreement, Mr. St. Peter has received stock options pursuant to our 1999 Stock Option Plan to purchase an aggregate of 225,000 shares of common stock at an exercise price of $4.00 per share. These stock options vest over the two year term of his agreement. We may terminate Mr. St. Peter at any time. If we terminate him without cause or because of his disability or death, or we terminate the agreement because we breach the agreement or change his title or duties, we must pay Mr. St. Peter his accrued salary and bonus, his vested stock options and one year's base salary. The agreement contains nonsolicitation and noncompetition provisions that are intended to survive the termination of Mr. St. Peter's employment for one year.

                                   PROPOSAL 1

             PROPOSAL TO AMEND OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK BY
                               150,000,000 SHARES

   Our Board of Directors has approved the amendment of our Amended and Restated Articles of Incorporation (the "Articles of Incorporation") to increase the number of authorized shares of common stock from 40,000,000 to 190,000,000. Our Board of Directors recommends that our stockholders approve this amendment.

   As of February 16, 1999, we had 30,927,694 shares of common stock outstanding. An additional 5,950,782 shares were reserved for future issuance under our stock plans, of which 5,901,544 shares were covered by outstanding options and 49,238 shares were available for future grant or purchase.

   Warrants to purchase a total of 3,555,781 shares of common stock are outstanding, of which Office Depot, Inc. holds warrants to purchase 472,223 shares of common stock, Advance Star holds warrants to purchase 383,558 shares of common stock and Sprint holds warrants to purchase 2,700,000 shares of common stock.

   The number of authorized shares available is not enough for the future issuance of the common stock issuable under the warrant held by Sprint. We intend to reserve the shares of common stock required for future issuance under such warrant as soon as this proposal has been approved by the stockholders and the amendment of the Articles of Incorporation to increase the number of shares of authorized common stock has been filed with the Secretary of State of Nevada.

   In addition to the reasons discussed above, our Board of Directors believes that the authorized common stock remaining available is not sufficient to enable the Company to respond to potential business opportunities and to pursue important objectives that may be anticipated. Accordingly, our Board of Directors believes that it is in our best interests to increase the number of authorized shares of common stock by 150,000,000 shares. Our Board of Directors also believes that the availability of additional shares will provide us with the flexibility to issue common stock for proper corporate purposes that may be identified by our Board of Directors from time to time, such as financings, acquisitions, strategic business relationships or stock dividends, including stock splits in the form of stock dividends. Further, our Board of Directors believes the availability of additional shares of common stock will enable us to attract and retain talented employees through the grant of stock options and other stock-based incentives. The issuance of additional shares of common stock may have a dilutive effect on earnings per share and, for a person who does not purchase additional shares to maintain his or her pro rata interest, on a stockholder's percentage voting power.

   The authorized shares of common stock in excess of those issued will be available for issuance at such times and for such corporate purposes as our Board of Directors may deem advisable without further action by our stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of common stock. Holders of common stock do not have preemptive rights. Our Board of Directors does not intend to issue any common stock except on terms which the Board deems to be in our best interests and the best interests of our then-existing stockholders.

   Our Board of Directors does not recommend this proposed amendment with the intent to use the ability to issue additional common stock to discourage tender offers or takeover attempts. However, the availability of authorized common stock for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of us. The proposed amendment is not in response to any effort on the part of any party to accumulate material amounts of common stock or to acquire control of us by means of merger, tender offer, proxy contest or otherwise, or to change our management. In addition, the proposal is not part of any plan by management to recommend a series of similar amendments to our Board of Directors and our stockholders.

   The text of Paragraph 1 of Article IV of the Articles of Incorporation, as it is proposed to be amended pursuant to this proposal, is as follows:

                                  ARTICLE IV.

   The authorized capital stock of the Corporation shall consist of a total of one hundred ninety-five million (195,000,000) shares of stock which are divided into classes and which has such designations, preferences, limitations and relative rights as follows:

  A. One hundred ninety million (190,000,000) shares of common stock with a par value of $.01 per share, designated as "Common Stock."

  B. Five million (5,000,000) shares of preferred stock of $.001 par value, designated as "Preferred Stock." The Board of Directors is vested with the authority to authorize by resolution from time to time the issuance of the Preferred Shares in one or more series, and to prescribe the number of Preferred Shares within each such series and the voting powers, designations, preferences, limitations, restrictions and relative rights of each such series, including preferences and relative rights that may be superior to the Common Shares.

   The affirmative vote of the holders of a sixty-six and two-thirds percent (66-2/3%) of our outstanding common stock is required to approve this proposal. If approved by the stockholders, the proposed amendment to our Articles of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Nevada, which will occur as soon as reasonably practicable.

            The Board of Directors recommends a vote FOR Proposal 1.

                                   PROPOSAL 2

                        APPROVAL OF THE AMENDMENT OF THE
                     PURCHASEPRO.COM, INC. 1999 STOCK PLAN

                             1999 STOCK OPTION PLAN

   Our 1999 Stock Plan was adopted by our Board of Directors on June 2, 1999.

   The 1999 Stock Plan provides selected employees, directors, independent contractors and advisers an opportunity to acquire a proprietary interest in the success of PurchasePro.com or to increase their interest. The 1999 Stock Plan is administered by the Compensation Committee of the board of directors. However, the Chief Executive Officer may grant options up to 37,500 in each instance under the 1999 Stock Plan to employees. As of February 14, 2000, 2,250,000 shares had been authorized for issuance. On February 15, 2000, our Board of Directors amended the plan (as amended the "1999 Stock Plan") to reserve an additional 1,500,000 shares for issuance under the plan, subject to the approval of our stockholders at the special meeting.

   The 1999 Stock Plan provides for the grant of incentive stock options and nonqualified stock options. However, eligibility for the grant of incentive stock options is limited to common law employees. Options need not have identical terms with respect to each optionee. Options shall have such terms and be exercisable in such manner and at such times as the Compensation Committee may determine. Each option must expire within 10 years from the grant date. In no event will the exercise price for incentive stock options be less than 100% of the fair market value of the stock on the date of grant. The exercise price of incentive stock options granted an employee who owns 10% or more of the total combined voting power of all classes of outstanding stock of PurchasePro.com or any subsidiary of PurchasePro.com must equal at least 110% of the fair market value of the common stock on the date of grant and the term of such an incentive stock option may not be greater than five years.

   The 1999 Stock Plan defines "fair market value" as:

  . the closing price of a share on the principal exchange on which the shares are trading,

  . if the shares are not traded on an exchange but are traded on the Nasdaq National Market or a successor quotation system, the closing price, or

  . if the shares are not traded on an exchange or the Nasdaq National Market or a successor quotation system, the fair market value of a share, as determined by the Compensation Committee in good faith.

   Upon exercise of an option, payment of the exercise price shall be made in lawful money of the United States. If an option agreement so provides, payment may be made by delivery of shares owned by the optionee or his representative at least 12 months or via an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to PurchasePro.com. Each option shall be transferable only by will or the law of descent and distribution and shall only be exercisable by the optionee during his or her lifetime.

   No person shall be granted options to purchase more than 750,000 shares of common stock in any calendar year.

   The terms of each award or sale of shares are determined by the Compensation Committee. Such awards or sales may be subject to forfeiture, rights of repurchase, rights of first refusal or other transfer restrictions, and may not be transferred. A right to acquire shares shall automatically expire if not exercised within 30 days after the grant of the right is communicated to the offeree. The purchase price of any share may be paid in lawful money of the United States or services previously rendered.

   The 1999 Stock Plan shall remain in effect until June 1, 2009 or earlier, if it is terminated by the board of directors. Any amendment of the 1999 Stock Plan shall be subject to the approval of the stockholders of

PurchasePro.com only to the extent required by applicable laws, regulations or rules. Rights and obligations under any option may not be materially altered or impaired without the optionee's consent.

   As of February 16, 2000, 50,000 shares had been issued upon exercise of options granted under the 1999 Stock Plan, options to purchase 2,150,800 shares were outstanding and options to purchase 1,549,200 shares of common stock were available for future grant. The number of shares available for future grant includes the 1,500,000 share increase we are asking you to approve.

 Purpose

   The purpose of our 1999 Stock Plan is to promote our interests and the interests of our stockholders by encouraging key individuals to acquire stock or to increase their proprietary interest in the Company. By providing the opportunity to acquire stock or receive other incentives, the Company seeks to attract and retain those key employees upon whose judgment, initiative and leadership the success of the Company largely depends. The Company's Board of Directors believes that the 1999 Stock Plan constitutes an important means of compensating key employees.

 Outstanding Grants

   As of February 16, 2000, options to purchase an aggregate of 2,200,800 shares of Company Common Stock at a weighted average exercise price of $55.65 per share were outstanding under the 1999 Stock Plan. The foregoing numbers do not include options granted to former employees. As of February 16, 2000, approximately 440 employees, 7 directors and no consultants or advisors were eligible to participate in the 1999 Stock Plan. On March 14, 2000, the closing price of the Company's Common Stock on the Nasdaq National Market was $122.31 per share. Of all options granted, 50,000 shares have been exercised. As of February 16 2000, 50,000 shares of Company Common Stock had been issued for direct sale under the 1999 Stock Plan. As of February 16, 2000, a total of 1,549,200 shares of Company Common Stock were available for future awards under the 1999 Stock Plan. The number of shares available for future grant includes the 1,500,000 share increase we are asking you to approve.

   As of February 16, 2000, the following persons or groups had in total received options to purchase shares or shares of Company Common Stock under the 1999 Stock Plan.

                                                                    Number of
   Executive Officers and Directors                               Shares Granted
   --------------------------------                               --------------
   Charles E. Johnson, Jr........................................        --
   Christopher P. Carton.........................................        --
   Richard St. Peter.............................................    225,000
   Richard T. Moskal.............................................    162,500
   Scott H. Miller...............................................    112,500
   Robert G. Layne...............................................     75,000
   James C. Clough...............................................    150,000
   Bradley D. Redmon.............................................        --
   John G. Chiles................................................        --
   David I. Fuente...............................................        --
   J. Terrence Lanni.............................................        --
   Michael D. O'Brien............................................        --
   All executive officers as a group.............................    522,500
   Nonexecutive officers as a group..............................        --
   Nonexecutive officer employees as a group.....................    801,250

   Of the additional 1,500,000 shares proposed for issuance under the 1999 Stock Plan, 375,000 are expected to be granted to nonexecutive officers as a group.

 Administration

   The 1999 Stock Plan is administered by the Compensation Committee (the "Committee"), composed of directors who are disinterested persons under Rule 16b-3 of the Exchange Act ("Rule 16b-3") or Code Section 162(m) and smaller committees of directors as established by the Company's Board. In the case of grants to persons who are not also insiders for purposes of Section 16 of the Exchange Act, the 1999 Stock Plan may be administered by officers who are not directors. The Company's Board may fill vacancies from time to time to remove or add members.

   The Committee selects those employees of the Company or its subsidiaries who will be eligible to receive awards under the 1999 Stock Plan. The 1999 Stock Plan provides that the Committee may grant to eligible individuals nonqualified stock options or incentive stock options. Each grant will be memorialized in a separate agreement with the person receiving the grant. This agreement will indicate the type and terms of the award.

   The affirmative vote of a majority of the shares present or represented at the special meeting will be required to approve the proposal.

            The Board of Directors recommends a vote FOR Proposal 2

                                 OTHER MATTERS

   We know of no other business that will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

   Whether you intend to be present at the special meeting or not, we urge you to return your signed proxy promptly.

                                          By order of the Board of Directors.

                                          -------------------------------------
                                          Christopher P. Carton
                                          President, Chief Operating Officer

     , 2000

                             PURCHASEPRO.COM, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR A SPECIAL MEETING ON _________________, 2000

     Charles E. Johnson, Jr. and Christopher P. Carton , or each of them, each with the power of substitution, are hereby authorized to represent as proxies and vote all shares of stock of PurchasePro.Com, Inc. (the "Company") the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at 3291 N. Buffalo Drive, Las Vegas, Nevada 89129 at 9:00 a.m. or at any postponement or adjournment thereof, and instructs said proxies to vote as follows:

     Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR Proposal 1 and FOR Proposal 2.

                  (continued and to be signed on reverse side)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                              FOLD AND DETACH HERE

 The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.

                                                          Please mark
                                                          your votes as
                                                          indicated in this  [X]
                                                          example

                                           FOR           AGAINST         ABSTAIN

Proposal 1:  To approve a proposal         [_]             [_]             [_]
to amend our Amended and Restated
Articles of Incorporation to
increase the number of shares of
Common Stock by 150,000,000 shares.

Proposal 2:  To approve a proposal         [_]             [_]             [_]
to amend our 1999 Stock Plan to
reserve an additional 1,500,000
shares for issuance under the plan.


                                                PLEASE MARK, SIGN, DATE AND MAIL
                                                THIS PROXY CARD PROMPTLY,
                                                USING THE ENCLOSED ENVELOPE

_____________________________________________            Dated: __________, 2000

Signature(s)


Please sign exactly as your name or name(s) appear on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder should sign.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                              FOLD AND DETACH HERE